SCHEDULE A

PART 27

SPECIAL RIGHTS AND RESTRICTIONS

27.1                       In this Article, the following terms shall have the following meanings:

(a)	Common shares without par value shall hereinafter be referred to as “Common Shares”.

(b)	Preferred shares without par value shall hereinafter be referred to as “Preferred Shares”.

(c)	Series 1 Preferred shares without par value shall hereinafter be referred to as “Series 1 Preferred Shares”.

27.2                       The holders of the Common Shares shall be entitled to receive notice of, attend and be heard at any meeting of shareholders of the Company, excepting a meeting of the holders of shares of another class, as such, and excepting a meeting of the holders of a particular series, as such. Unless provided otherwise in any rights which may be attached to any series of the Preferred Shares, including the Series 1 Preferred Shares, the holders of the Preferred Shares shall not be entitled to receive notice of, attend or vote at any meeting of shareholders of the Company.

27.3                       With respect to the declaration and payment of dividends, the holders of Preferred Shares, including the Series 1 Preferred Shares, shall rank prior to the holders of the Common Shares, or any other shares of the Company ranking junior to the Preferred Shares.

27.4                       In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or other distribution of the property or assets of the Company among its shareholders for the purpose of winding up its affairs:

(a)	the holders of the Preferred Shares, including the Series 1 Preferred Shares, shall be entitled to receive, for each Preferred Share held, from the property and assets of the Company, a sum equivalent to the amount paid up thereon together with the premium (if any) thereon and any dividends declared thereon before any amount shall be paid or any property or asset of the Company is distributed to the holders of the Common Shares or any other shares ranking junior to the Preferred Shares with respect to repayment of capital. After payment to the holders of the Preferred Shares of the amount so payable to them, the holders of the Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in special rights and restrictions attached to any particular series of Preferred Shares; and

(b)	the holders of the Common Shares shall be entitled to receive the remaining property of the Company after payment to the holders of the Preferred Shares or any other shares ranking senior to the Common Shares.

Preferred Shares

27.5                       Preferred Shares may, at any time and from time to time, be issued in one or more series, and, subject to paragraph 27.6 below, the Company may, by directors’ resolution or ordinary resolution, in each case as determined by the directors, do one or more of the following:

(a)	determine the maximum number of shares of any of those series of Preferred Shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made, under this paragraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the Notice of Articles accordingly;

(b)	alter these Articles, and authorize the alteration of the Notice of Articles, to create an identifying name by which the shares of any of those series of Preferred Shares may be identified or to alter any identifying name created for those shares; and

(c)	alter these Articles, and authorize the alteration of the Notice of Articles, to attach special rights or restrictions to the shares of any of those series of Preferred Shares or to alter any special rights or restrictions attached to those shares, subject to the special rights and restrictions attached to the Preferred Shares by this Article 27.

27.6                       If the alterations, determinations or authorizations contemplated by paragraph 27.5 above are to be made in relation to a series of shares of which there are issued shares, those alterations, determinations or authorizations may be made by ordinary resolution.

27.7                       The special rights and restrictions that may be attached to a series of Preferred Shares pursuant to paragraph 27.5(c) above may include, without in any way limiting or restricting the generality of such paragraph, rights and restrictions respecting the following:

(a)	the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof;

(b)	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights;

(c)	the terms and conditions of any share purchase plan or sinking fund;

(d)	the restrictions respecting the payment of dividends on, or the repayment of capital in respect of, any other shares of the Company;

(e)	voting; and

(f)	the issuance of any shares of any other class or series of shares of the Company or any evidences of indebtedness or any other securities convertible into or exchangeable for such shares.

27.8         No special rights or restrictions attached to a series of Preferred Shares shall confer on the series of Preferred Shares priority over another series of Preferred Shares respecting:

(a)	dividends; or

(b)	a return of capital:

(i)	on the dissolution of the Company; or

(ii)	on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital.

Series 1 Preferred Shares

27.9                       The Company may, at any time and from time to time, issue Series 1 Preferred Shares. The Company may, by directors’ resolution or ordinary resolution passed before the issue of any Series 1 Preferred Shares, in each case as determined by the directors or, if there are issued Series 1 Preferred Shares, by ordinary resolution, do one or more of the following:

(a)	determine the maximum number of the Series 1 Preferred Shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made, under this paragraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the Notice of Articles accordingly;

(b)	alter these Articles, and authorize the alteration of the Notice of Articles, to alter the name of the Series 1 Preferred Shares; and

(c)	alter these Articles, and authorize the alteration of the Notice of Articles, to attach special rights or restrictions to the Series 1 Preferred Shares or to alter any special rights or restrictions attached to those shares, subject to the special rights and restrictions attached to the Preferred Shares by this Article 27.

27.10                       The special rights and restrictions that may be attached to the Series 1 Preferred Shares pursuant to paragraph 27.9(c) above may include, without in any way limiting or restricting the generality of such paragraph, rights and restrictions respecting the following:

(a)	the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative and the dates, places and currencies of payment thereof;

(b)	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights;

(c)	the terms and conditions of any share purchase plan or sinking fund;

(d)	the restrictions respecting the payment of dividends on, or the repayment of capital in respect of, any other shares of the Company;

(e)	voting rights; and

(f)	the issuance of any shares of any other class or series of shares of the Company or any evidences of indebtedness or any other securities convertible into or exchangeable for such shares.

27.11                       No special rights or restrictions attached to the Series 1 Preferred Shares shall confer on the Series 1 Preferred Shares priority over another series of Preferred Shares respecting:

(a)	dividends; or

(b)	a return of capital:

(i)	on the dissolution of the Company; or

(ii)	on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital.

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